FOR IMMEDIATE RELEASE
Contact:
Brookdale Senior Living Inc.
Ross Roadman  615-376-2412

Brookdale Announces First Quarter 2008 Results

First Quarter 2008 Highlights

•	Revenue for the first quarter was $480.6 million, up 7.6% from the first quarter of 2007.

•	Same store Facility Operating Income (“FOI”) grew 7.2% for the twelve months ended March 31, 2008 over the corresponding period ended in 2007.

•
Cash From Facility Operations for the quarter was $38.6 million, or $0.38 per outstanding common share, a 19% increase over the first period of 2007, and was $0.41 per outstanding common share, excluding integration costs.

•	Average occupancy for the first quarter was 90.0%, versus 90.6% for the fourth quarter of 2007.

•	The Company’s Board of Directors approved a $150 million share repurchase program.

•	The Company declared a quarterly cash dividend on its common stock of $0.25 per share for the quarter ended March 31, 2008.

•
First quarter net loss of $(55.1) million, or $(0.54) per diluted common share, including non-cash expenses of $86.2 million for depreciation and amortization, non-cash compensation expense and straight-line lease expense, net of deferred gain amortization.

Nashville, TN.  May 7, 2008 – Brookdale Senior Living Inc. (NYSE: BKD) (the “Company”) today reported financial results for the first quarter of 2008.  Net loss for the quarter ended March 31, 2008 was $(55.1) million, or $(0.54) per diluted common share.  The loss includes non-cash items for depreciation and amortization, non-cash compensation expense and straight-line lease expense, net of deferred gain amortization, which totaled $86.2 million.

Bill Sheriff, Brookdale’s CEO, said, “We grew our first quarter CFFO per share before integration costs 17% over the first quarter of 2007 consistent with our expectations.  Operationally, we made good progress on our new sales and marketing initiatives, including national branding, increased sales training, expanded referral relationships, a new customer loyalty program and a new website which is driving some impressive new traffic.  Our new website generated over 2,000 qualified leads in March, a significant increase over prior periods. Looking forward, we remain confident in the strength of our business and the platform we continue to build.”

Mark Ohlendorf, Co-President and CFO of Brookdale, commented, “We had strong average revenue per unit growth of over 7% on a same store basis, which mitigated the slight loss in occupancy and resulted in 7% FOI growth.  Our ancillary services business had a terrific quarter.  The roll-out of therapy services remains on track and the expansion of home health services to our residents looks to be quite promising.  To continue improving our operating platform, we made additional investments in sales people and local management, which are key to producing and sustaining high performance at the community level.”

Brookdale’s management utilizes Adjusted EBITDA and Cash From Facility Operations to evaluate the Company’s performance and liquidity because these metrics exclude non-cash expenses such as depreciation and amortization, non-cash compensation expense and straight-line lease expense, net of deferred gain amortization.  Brookdale also uses Facility Operating Income to assess the performance of its facilities.

For the quarter ended March 31, 2008, Adjusted EBITDA was $80.0 million, up 13.4% versus the first quarter of 2007.  Facility Operating Income was $167.1 million for the quarter ended March 31, 2008, a 4.3% increase over the same prior year period.

For the quarter ended March 31, 2008, Cash From Facility Operations was $38.6 million, or $0.38 per common share outstanding at March 31, 2008, a 19% increase over the first quarter of 2007.

First quarter Adjusted EBITDA and Cash From Facility Operations included integration costs of $2.9 million, or $0.03 per outstanding common share, and $1 million of start-up losses related to the roll-out of therapy services to Brookdale communities.

Same store revenues grew 6.6% for the twelve months ended March 31, 2008 over the corresponding period ending in 2007, and same store Facility Operating Income grew 7.2% when compared to the same prior year period.  Similarly, same store revenues grew 6.0% for the quarter ended March 31, 2008 over the same period in 2007, and same store Facility Operating Income grew 4.2% when compared to the first quarter of 2007.  The twelve month same store data includes the effect of the historical results of the ARC facilities and excludes $7.0 million of charges in the fourth quarter of 2007 relating to integration-related accounting items.  Schedules are presented later in the release with more detail.

By the end of the quarter, the Company’s ancillary services business provided therapy services to over 31,000 Brookdale units, over 60% of the total portfolio.  For the first time, the therapy and home health services in the legacy ARC portfolio, which has a higher health center mix than the rest of the Brookdale portfolio, reached $213 of monthly Facility Operating Income per occupied unit in the first quarter.  At the end of the quarter, the Company’s home health agencies were serving almost 8,300 units across the total Brookdale portfolio.

The Company currently has twelve expansion projects under construction with approximately 400 units.  In April, two memory care expansions with a total of 60 units opened, adding a new level of care at two communities.

During the first quarter of 2008, Brookdale completed $288 million in mortgage financings, producing incremental proceeds of $111 million.

Earnings Conference Call

Brookdale’s management will conduct a conference call on Thursday, May 8, 2008 to review the financial results of its first quarter ended March 31, 2008.  The conference call is scheduled for 8:00 AM ET.  All interested parties are welcome to participate in the live conference call.  The conference call can be accessed by dialing (866) 845-7252 (from within the U.S.) or (706) 634-9069 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Brookdale Senior Living First Quarter Earnings Call.”

A webcast of the conference call will be available to the public on a listen-only basis at www.brookdaleliving.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.  A replay of the webcast will be available for three months following the call.

For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on May 10, 2008 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.) and referencing access code “45785738.”  A copy of this earnings release is posted on the Investor Relations page of the Brookdale website (www.brookdaleliving.com).

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living facilities throughout the United States.  The Company is committed to providing an exceptional living experience through properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently the Company owns and operates independent living, assisted living, and dementia-care facilities and continuing care retirement centers, with 550 facilities in 35 states and the ability to serve approximately 52,000 residents.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our operational initiatives; our ability to deploy capital; our expectations regarding occupancy, the demand for senior housing, and our authorized share repurchase program; our belief regarding the value of our common stock and our growth prospects; our plans to generate growth organically through occupancy improvements, increases in annual rental rates and the achievement of operating efficiencies and cost savings; our plans to expand our offering of ancillary services (therapy and home health) and our expectations regarding their effect on our results; our plans to expand existing facilities and develop new facilities; the expected project costs for our expansion and development program; our expected levels of expenditures; our expectations regarding liquidity; our expectations regarding financings and refinancings of assets; our ability to secure financing; our ability to acquire the fee interest in facilities that we currently operate at attractive valuations; our ability to close accretive acquisitions; our ability to close dispositions of underperforming facilities; our expectations for the performance of our entrance fee communities; our ability to anticipate, manage and address industry trends and their effect on our business; our ability to pay and grow dividends; and our ability to increase revenues, earnings, Adjusted EBITDA, Cash From Facility Operations, and/or Facility Operating Income.  Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "would," "project," "predict," "continue," "plan" or other similar words or expressions.  Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition, or state other forward-looking information.  Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from these forward-looking statements include, but are not limited to, our determination from time to time whether to purchase any shares under the repurchase program; our ability to fund any repurchases; the risk that we may not be able to obtain any consents necessary to effect the repurchase program; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; our inability to extend or replace our credit facility when it expires; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; the risk that we may be required to post additional cash collateral in connection with our interest rate swaps; the risk that we may not be able to pay or maintain dividends; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; changes in governmental reimbursement programs; our limited operating history on a combined basis; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; our ability to integrate acquisitions (including the ARC acquisition) into our operations; unforeseen costs associated with the acquisition of new facilities; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; increased competition for skilled personnel; departure of our key officers; increases in market interest rates; environmental contamination at any of our facilities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call.  The factors discussed above and the other factors noted in our SEC filings from time to time could cause our actual results to differ significantly from those contained in any forward-looking statement.  We cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Condensed Consolidated Statements of Operations
(unaudited, in thousands, except for per share data)

	Three Months Ended
	March 31,
	2008	2007
Revenue
Resident fees	$478,835	$445,338
Management fees	1,813	1,496
Total revenue	480,648	446,834

Expense
Facility operating (excluding depreciation and amortization of $50,890 and $65,569, respectively)	305,059	280,809
General and administrative (including non-cash stock-based compensation expense of $8,010 and $10,820, respectively)	36,388	40,653
Facility lease expense	67,812	68,481
Depreciation and amortization	71,940	72,984
Total operating expense	481,199	462,927
Loss from operations	(551)	(16,093)

Interest income	1,626	1,820
Interest expense:
Debt	(35,871)	(33,452)
Amortization of deferred financing costs	(1,557)	(1,618)
Change in fair value of derivatives and amortization	(45,633)	(4,781)
Loss on extinguishment of debt	(2,821)	-
Equity in loss of unconsolidated ventures	(173)	(1,453)
Loss before income taxes	(84,980)	(55,577)
Benefit for income taxes	29,887	20,568
Loss before minority interest	(55,093)	(35,009)
Minority interest	-	(131)
Net loss	$(55,093)	$(35,140)

Basic and diluted loss per share	$(0.54)	$(0.35)

Weighted average shares used in
computing basic and diluted loss per share	101,995	101,302

Dividends declared per share	$0.25	$0.45

Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2008	December 31, 2007
	(unaudited)

Cash and cash equivalents	$119,536	$100,904
Cash and escrow deposits - restricted	76,649	76,962
Accounts receivable, net	72,448	66,807
Other current assets	43,721	47,162
Total current assets	312,354	291,835
Property, plant, and equipment and
leasehold intangibles, net	3,744,647	3,760,453
Other assets, net	756,735	759,334
Total assets	$4,813,736	$4,811,622

Current liabilities	$582,969	$549,767
Long-term debt, less current portion	2,172,628	2,119,217
Other liabilities	712,023	723,100
Total liabilities	3,467,620	3,392,084
Stockholders’ equity	1,346,116	1,419,538
Total liabilities and stockholders’ equity	$4,813,736	$4,811,622

Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2008	2007
Cash Flows from Operating Activities
Net loss	$(55,093)	$(35,140)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	2,821	-
Depreciation and amortization	73,497	74,602
Minority interest	-	131
Equity in loss of unconsolidated ventures	173	1,453
Distributions from uncon. ventures from cumulative share of net earnings	190	46
Amortization of deferred gain	(1,085)	(1,085)
Amortization of entrance fees	(6,691)	(4,259)
Proceeds from deferred entrance fee revenue	2,780	3,916
Deferred income tax benefit	(30,662)	(20,634)
Change in deferred lease liability	5,751	6,336
Change in fair value of derivatives and amortization	45,633	4,781
Non-cash stock-based compensation	8,010	10,820
Changes in operating assets and liabilities:
Accounts receivable, net	(6,392)	(4,796)
Prepaid expenses and other assets, net	3,179	1,703
Accounts payable and accrued expenses	(5,083)	(15,756)
Tenant refundable fees and security deposits	1,184	(1,170)
Other	2,417	7,880
Net cash provided by operating activities	40,629	28,828
Cash Flows from Investing Activities
Decrease in lease security deposits and lease acquisition deposits, net	1,763	958
Decrease in cash and escrow deposits — restricted	(20,663)	(3,922)
Distributions received from unconsolidated ventures	-	943
Additions to property, plant, and equipment and leasehold intangibles,
net of related payables	(46,213)	(34,331)
Acquisition of assets, net of related payables and cash received	(745)	(22,867)
Acquisition deposit	-	(10,116)
Payment on (issuance of) notes receivable, net	10,112	(5,431)
Investment in unconsolidated ventures	(356)	(785)
Net cash used in investing activities	(56,102)	(75,551)
Cash Flows from Financing Activities
Proceeds from debt	288,479	135,346
Repayment of debt and capital lease obligations	(181,327)	(11,895)
Proceeds from line of credit	125,000	106,500
Repayment of line of credit	(120,000)	(142,000)
Payment of dividends	(51,897)	(46,588)
Payment of financing costs, net of related payables	(853)	(4,072)
Cash portion of loss on extinguishment of debt	(812)	-
Other	(403)	(624)
Refundable entrance fees:
Proceeds from refundable entrance fees	3,492	4,258
Refunds of entrance fees	(3,632)	(6,315)
Recouponing and payment of swap termination	(23,942)	-
Net cash provided by financing activities	34,105	34,610
Net increase (decrease) in cash and cash equivalents	18,632	(12,113)
Cash and cash equivalents at beginning of period	100,904	68,034
Cash and cash equivalents at end of period	$119,536	$55,921

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a measure of operating performance that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP.  Adjusted EBITDA is a key measure of the Company's operating performance used by management to focus on operating performance and management without mixing in items of income and expense that relate to long-term contracts and the financing and capitalization of the business.  We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) loss items, depreciation and amortization, straight-line lease expense (income), amortization of deferred gain, amortization of deferred entrance fees, and non-cash compensation expense and including entrance fee receipts and refunds.

We believe Adjusted EBITDA is useful to investors in evaluating our performance, results of operations and financial position for the following reasons:

•	It is helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance to our day-to-day operations;

•
It provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

•	It is an indication to determine if adjustments to current spending decisions are needed.

The table below reconciles Adjusted EBITDA from net loss for the three months ended March 31, 2008 and 2007 (in thousands):

	Three Months Ended March 31,
	2008(1)	2007(1)
Net loss	$(55,093)	$(35,140)
Minority interest	-	131
Benefit for income taxes	(29,887)	(20,568)
Equity in loss of unconsolidated ventures	173	1,453
Loss on extinguishment of debt	2,821	-
Interest expense:
Debt	28,987	25,239
Capitalized lease obligation	6,884	8,213
Amortization of deferred financing costs	1,557	1,618
Change in fair value of derivatives and amortization	45,633	4,781
Interest income	(1,626)	(1,820)
Loss from operations	(551)	(16,093)
Depreciation and amortization	71,940	72,984
Straight-line lease expense	5,751	6,336
Amortization of deferred gain	(1,085)	(1,085)
Amortization of entrance fees	(6,691)	(4,259)
Non-cash compensation expense	8,010	10,820
Entrance fee receipts(2)	6,272	8,174
Entrance fee disbursements	(3,632)	(6,315)
Adjusted EBITDA	$80,014	$70,562

(1)
The calculation of Adjusted EBITDA includes merger, integration, and certain other non-recurring expenses, as well as acquisition transition costs, totaling $2.9 million and $3.1 million for the three months ended March 31, 2008 and 2007, respectively.

(2)	Includes the receipt of refundable and non-refundable entrance fees.

Cash From Facility Operations

Cash From Facility Operations is a measurement of liquidity that is not calculated in accordance with GAAP and should not be considered in isolation as a substitute for cash flows provided by or used in operations, as determined in accordance with GAAP.  We define Cash From Facility Operations as net cash provided by (used in) operating activities adjusted for changes in operating assets and liabilities, deferred interest and fees added to principal, refundable entrance fees received, entrance fee refunds disbursed, lease financing debt amortization with fair market value or no purchase options, other, and recurring capital expenditures.  Recurring capital expenditures include expenditures capitalized in accordance with GAAP that are funded from CFFO. Amounts excluded from recurring capital expenditures consist primarily of unusual or non-recurring capital items (including integration capital expenditures), facility purchases and/or major projects or renovations that are funded using financing proceeds and/or proceeds from the sale of facilities that are held for sale.  Beginning in 2008, our calculation of CFFO was modified to subtract principal amortization related to our capital leases that contain fair market value or no purchase options.

We believe Cash From Facility Operations is useful to investors in evaluating our liquidity for the following reasons:

•	It provides an assessment of our ability to facilitate meeting current financial and liquidity goals.
•	To assess our ability to:
(i)	service our outstanding indebtedness;
(ii)	pay dividends; and
(iii)	make regular recurring capital expenditures to maintain and improve our facilities.

The table below reconciles Cash From Facility Operations from net cash provided by operating activities for the three months ended March 31, 2008 and 2007 (in thousands):

	Three Months Ended March 31,
	2008(1)	2007(1)(2)

Net cash provided by operating activities	$40,629	$28,828
Changes in operating assets and liabilities	4,695	12,139
Refundable entrance fees received(3)	3,492	4,258
Entrance fee refunds disbursed	(3,632)	(6,315)
Recurring capital expenditures, net	(6,037)	(6,225)
Lease financing debt amortization with fair market value or no purchase options	(1,625)	(1,296)
Reimbursement of operating expenses and other	1,063	1,130
Cash From Facility Operations	$38,585	$32,519

(1)
The calculation of Cash From Facility Operations includes merger, integration and certain other non-recurring expenses, as well as acquisition transition costs, totaling $2.9 million and $3.1 million for the three months ended March 31, 2008 and 2007, respectively.

(2)	The March 31, 2007 amounts have been reclassified to conform to the modified definition of CFFO used for the current period.
(3)
Total entrance fee receipts for the three months ended March 31, 2008 and 2007 were $6.3 million and $8.2 million, respectively, including $2.8 million and $3.9 million, respectively, of non-refundable entrance fee receipts included in net cash provided by operating activities.

The calculation of Cash From Facility Operations per outstanding common share is based on outstanding common shares at the end of the period, excluding any unvested restricted shares.

Beginning in 2008, reported CFFO was modified to subtract principal amortization related to capital leases that do not have a bargain purchase option.  Below is a table that presents the CFFO results since 2006 under this modified definition of CFFO.

							2008 Quarter
	Full Year		2007 Quarter Ended:			Full Year	Ended:
($ per share, all items rounded to the nearest penny)	2006	March 31	June 30	Sept. 30	Dec. 31	2007	March 31

Reported CFFO per Old Definition	1.06	0.33	0.42	0.43	0.28	1.46	0.39
Less: Total Debt Amortization	(0.08)	(0.04)	(0.04)	(0.04)	(0.04)	(0.16)	(0.04)
Plus: Amort of Leases w/ Below Mkt. Purchase Options and Debt	0.04	0.03	0.02	0.03	0.03	0.10	0.02
Reported CFFO per Current Revised Definition	1.03	0.32	0.41	0.41	0.27	1.41	0.38

Impact of Integration-related Accounting Items	-	-	-	-	0.07	0.07	-
Integration Expenses	0.20	0.03	0.04	0.04	0.08	0.19	0.03

Facility Operating Income

Facility Operating Income is not a measurement of operating performance calculated in accordance with GAAP and should not be considered in isolation as a substitute for net income, income from operations, or cash flows provided by or used in operations, as determined in accordance with GAAP.  We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) loss items, depreciation and amortization, facility lease expense, general and administrative expense, including non-cash stock compensation expense, amortization of deferred entrance fee revenue and management fees.

We believe Facility Operating Income is useful to investors in evaluating our facility operating performance for the following reasons:

•	It is helpful in identifying trends in our day-to-day facility performance;
•	It provides an assessment of our revenue generation and expense management; and
•	It provides an indicator to determine if adjustments to current spending decisions are needed.

The table below reconciles Facility Operating Income from net loss for the three months ended March 31, 2008 and 2007 (in thousands):

	Three Months Ended March 31,
	2008	2007

Net loss	$(55,093)	$(35,140)
Minority interest	-	131
Benefit for income taxes	(29,887)	(20,568)
Equity in loss of unconsolidated ventures	173	1,453
Loss on extinguishment of debt	2,821	-
Interest expense:
Debt	28,987	25,239
Capitalized lease obligation	6,884	8,213
Amortization of deferred financing costs	1,557	1,618
Change in fair value of derivatives and amortization	45,633	4,781
Interest income	(1,626)	(1,820)
Loss from operations	(551)	(16,093)
Depreciation and amortization	71,940	72,984
Facility lease expense	67,812	68,481
General and administrative (including non-cash
stock compensation expense)	36,388	40,653
Amortization of entrance fees(1)	(6,691)	(4,259)
Management fees	(1,813)	(1,496)
Facility Operating Income	$167,085	$160,270

(1)	Entrance fee sales, net of refunds paid, provided $2.6 million and $1.9 million of cash for the three months ended March 31, 2008 and 2007, respectively.

Operating Data

The same store data, which includes for the twelve month period the effect of the historical results of the ARC facilities, for the three and twelve months ended March 31, 2008 and 2007 (in thousands) is presented below:

	Three months ended March 31,			Twelve months ended March 31,
	2008	2007	% Change	2008(1)	2007	% Change
Revenue	$396,239	$373,659	6.0%	$1,551,678	$1,454,992	6.6%
Operating Expense	252,516	235,730	7.1%	992,351	926,589	7.1%
Facility Operating Income	$143,723	$137,929	4.2%	$559,327	$528,403	5.9%
Facility Operating Margin	36.3%	36.9%	-0.6%	36.0%	36.3%	-0.3%

# Locations	451	451		451	451
Avg. Occupancy	89.8%	91.3%	-1.5%	90.7%	91.4%	-0.7%
Avg. Mo. Revenue/unit	$3,763	$3,489	7.8%	$3,646	$3,393	7.4%

(1)
Includes $7.0 million of charges to facility operating expenses in the quarter ended December 31, 2007, which relates to the Company’s desire to conform its policies across all of its platforms including $5.9 million of estimated uncollectible accounts and $1.1 million of accounting conformity adjustments pertaining to inventory and certain accrual policies.

Excluding the $7.0 million of charges relating to integration-related accounting items in the fourth quarter of 2007, the same store data is as follows:

	Three months ended March 31,			Twelve months ended March 31,
	2008	2007	% Change	2008	2007	% Change
Revenue	$396,239	$373,659	6.0%	$1,551,678	$1,454,992	6.6%
Operating Expense	252,516	235,730	7.1%	985,306	926,589	6.3%
Facility Operating Income	$143,723	$137,929	4.2%	$566,372	$528,403	7.2%
Facility Operating Margin	36.3%	36.9%	-0.6%	36.5%	36.3%	0.2%

Our facility breakdown at March 31, 2008 was as follows:

Ownership Type	Number of Facilities	Number of Units/Beds	Percentage of Q1 2008 Revenues	Percentage of Q1 2008 Facility Operating Income
Owned	171	18,777	39.9%	38.3%
Leased	357	28,674	59.8%	60.7%
Managed	22	4,406	0.4%	1.0%
Total	550	51,857	100.0%	100.0%

Operating Type
Retirement Centers	87	15,932	29.0%	34.3%
Assisted Living	409	20,981	43.6%	42.1%
CCRCs	32	10,538	27.0%	22.6%
Managed	22	4,406	0.4%	1.0%
Total	550	51,857	100.0%	100.0%

Our capital expenditures for the three months ended March 31, 2008 and 2007 were as follows (in thousands):

	Three Months Ended March 31,
	2008	2007
Type
Recurring	$7,197	$6,225
Reimbursements	(1,160)	-
Net recurring	6,037	6,225
Corporate(1)	3,914	5,979
EBITDA-enhancing(2)	13,921	10,391
Development(3)	21,181	11,736
Net Total Capital Expenditures	$45,053	$34,331

(1)	Corporate primarily includes capital expenditures for information technology systems and equipment.
(2)	EBITDA-enhancing capital expenditures generally represent unusual or non-recurring capital items and/or major renovations.
(3)	Development capital expenditures primarily relate to the facility expansion and de novo development program.

Our debt amortization for the three months ended March 31, 2008 and 2007 was as follows (in thousands):

	Three Months Ended March 31,
	2008	2007
Type
Scheduled Debt Amortization	$391	$574
Lease Financing Debt Amortization - FMV or no Purchase Option	$1,625	$1,296
Lease Financing Debt Amortization - Bargain Purchase Option	2,351	2,064
Total Debt Amortization	$4,367	$3,934

Our ancillary services data for the last five quarters was as follows:

	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007

Units served by therapy staff:
Legacy Brookdale	18,565	17,101	15,483	14,245	7,442
Legacy ARC	12,761	12,716	12,716	12,716	12,680
Total	31,326	29,817	28,199	26,961	20,122

Therapy clinics	352	335	323	302	260
Therapy staff	1,741	1,601	1,516	1,377	1,139

Units served by Home Health agencies	8,294	7,405	7,405	6,251	1,477